DELAWARE GROUP EQUITY FUNDS V

Registration No. 811-04997
FORM N-SAR
Semiannual Period Ended May 31, 2016

SUB-ITEM 77D: Policies with respect to security investments

On November 19, 2015, the Board of Trustees of the Delaware Group Equity Funds V approved the use of short sales for Delaware Dividend Income Fund (the ?Fund?). These changes became effective January 24, 2016. This information is herein incorporated by reference to the supplement dated November 25, 2015 to the Fund?s prospectus dated March 30, 2015, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-15-000226).

On May 18, 2016, the Board of Trustees of Delaware Group Equity Funds V authorized the Delaware Dividend Income Fund (the ?Fund?) to invest up to 5% of its respective total net assets in private equity real estate investment structured as limited partnerships and limited liability companies.  This information is herein incorporated by reference to the supplement dated May 10, 2016 to the Fund?s prospectus dated March 29, 2016, as filed with the Securities and Exchange Commission (SEC Accession No. 0001609006-16-000417).

77I.  Terms of new or amended Securities

On February 24, 2016, the Board of Trustees of Delaware Group Equity Funds V voted to add an R6 share class to Delaware Small Cap Core Fund and Delaware Small Cap Value Fund (the ?Funds?).  This information is herein incorporated by reference to the Funds? prospectuses dated March 29, 2016, as amended and restated on May 2, 2016, as filed with the Securities and Exchange Commission (SEC Accession No. 0001206774-16-005797).

On May 18, 2016, the Board of Trustees of Delaware Group Equity Funds V approved a change to the name of the Delaware Dividend Income Fund (the ?Fund?).  Effective as of June 30, 2016, the name of the Fund has changed to Delaware Wealth Builder Fund.  This information is herein incorporated by reference to the supplement dated June 30, 2016 to the Fund?s prospectus dated March 29, 2016, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-16-000504).

77O.  Transactions effected pursuant to Rule 10f-3

One (1) transaction for the semiannual period ended May 31, 2016 effected pursuant to Rule 10f-3, attached as Exhibit.

SUB-ITEM 77Q1: Exhibits

77.Q.1(d)?????????????????? Amended and Restated Distribution Agreement (February 25, 2016) by and between Delaware Group Equity Funds V and Delaware Distributors, L.P., attached as Exhibit.

77.Q.1(d)?????????????????? Amendment No. 1 to Schedule I to the Amended and Restated Distribution Agreement (February 25, 2016) by and between Delaware Group Equity Funds V and Delaware Distributors, L.P., dated June 30, 2016, attached as Exhibit.

77.Q.1(d)?????????????????? Amendment No. 1 to Schedule A of the Shareholder Services Agreement (April 19, 2001) between Delaware Group Equity Funds V and Delaware Investments Fund Services Company, dated June 30, 2016, attached as Exhibit.

77.Q.1(d)?????????????????? Amendment No. 2 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware Group Equity Funds V and Delaware Management Company, a series of Delaware Management Business Trust, dated June 30, 2016, attached as Exhibit.

77.Q.1(e)??????????????????? Amendment No. 2 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware Group Equity Funds V and Delaware Management Company, a series of Delaware Management Business Trust, dated June 30, 2016, attached as Exhibit.

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